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                                                                    EXHIBIT 10.4

                         INVESTOR SUBSCRIPTION AGREEMENT


               THIS AGREEMENT, made as of December 10, 1998, by and between FREESHOP INTERNATIONAL, INC., a Washington corporation (the "Corporation"), and FINGERHUT COMPANIES, INC., a Minnesota corporation (the "Investor").

                              W I T N E S S E T H :

               WHEREAS, the Corporation and the Investor desire to enter into this Investor Subscription Agreement (this "Agreement") pursuant to which the Investor will purchase, and the Corporation will sell, 4,048,467 shares of the Corporation's common stock, without par value (the "Common Stock"), and the Corporation will, pursuant to the Warrant Agreement dated as of the date hereof between the Corporation and Investor (the "Warrant Agreement"), grant to the Investor warrants to purchase a number of shares which together with the shares of Common Stock issued to the Investor pursuant to this Agreement will represent 40.0% of the outstanding Common Stock (subject to adjustment as provided in the Warrant Agreement);

               WHEREAS, in order to induce the Investor to enter into this Agreement, the Corporation has also entered into a Stockholders Agreement dated as of the date hereof (the "Stockholders Agreement") (the transactions contemplated by this Agreement, the Stockholders Agreement and the Warrant Agreement being referred to herein as the "Transaction");

               NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

                                    ARTICLE I

               Section I.1. Issuance of the Subscription Stock. Upon the execution of this Agreement, the Investor shall purchase, and the Corporation shall issue to the Investor, 4,048,467 shares of Common Stock (the "Investor Stock"), which following such issuance will be 19.9% of the issued and outstanding shares of Common Stock, at a price of $.98803 per share, for aggregate consideration of $4,000,000.00, $500,000 of which shall be paid by the surrender and cancellation of a Convertible Promissory Note, dated as of December 4, 1998, issued by the Corporation to the Investor. The Corporation shall deliver to the Investor a certificate representing such Investor Stock.


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                                   ARTICLE II

               Section II.1. Investor Representations and Warranties. In connection with the purchase and sale of the Investor Stock hereunder and the warrants pursuant to the Warrant Agreement, the Investor represents and warrants to the Corporation that:

                (i) The Investor is aware that the Investor Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Investor Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in reliance on exemptions from such registration. It is understood that reliance by the Corporation on such exemptions is predicated in part upon the truth and accuracy of the statements made by the Investor in this Agreement.

                (ii) The Investor's duly authorized representatives, either alone or with the assistance of the Investor's professional advisors, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of Investor's purchase of the Investor Securities.

                (iii) The Investor has sufficient financial resources to be able to bear the risk of the Investor's investment in the Investor Securities.

                (iv) The duly authorized representatives of the Investor have either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Corporation for the purpose of asking questions of, and receiving answers and information from, such representatives concerning the Investor's investment in the Investor Securities.

                (v) The Investor is purchasing the Investor Securities for its own account for investment purposes and not with a view toward the sale or distribution of all or any part of such securities. No one other than the Investor has any beneficial interest in the Investor Securities.

                (vi) It is understood that, because the Investor Securities have not been registered under the Securities Act, (a) the Investor Securities have the status of securities acquired in a transaction under
        Section 4(2) of the Securities Act; and (b) the Investor Securities cannot be sold unless such stock is subsequently registered or an exemption from registration is available.

                (vii) Investor will in no event sell or distribute all or any part of the Investor Securities unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving such stock, or
        (b) the Corporation receives an opinion of the Investor's legal counsel, in form acceptable to the Corporation, stating that such transaction is exempt from registration.


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                (viii) Investor understands that at the present time Rule 144 promulgated under the Securities Act may not be relied upon for the resale or distribution of the Investor Securities because the Corporation does not file the reports or make information about the Corporation publicly available nor is there a public market for the Investor Securities. Moreover, there can be no assurance that the Corporation will in the future file such reports or make publicly available such information, or that a public market for the Investor Securities will develop.

                (ix) This Agreement has been duly executed and delivered by the Investor, and constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by
        (a) bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights, and (b) the availability of equitable remedies.

                (x) The execution, delivery and performance of this Agreement by the Investor does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Investor is a party or any judgment, order or decree to which the Investor is subject.


                                   ARTICLE III

               In connection with the transactions contemplated hereunder, the Corporation represents and warrants to the Investor that:

               Section III.1. Corporate Organization, Etc. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. The Corporation is duly qualified or licensed to do business and is in corporate and tax good standing in those jurisdictions set forth in Schedule 3.1, which sets forth every jurisdiction in which the conduct of its business, the ownership or lease of its properties, the proposed conduct of its business or ownership or lease of its properties, or the sale of its capital stock to the Investor at the closing of the Transaction require it to be so qualified or licensed, unless the failure to be so qualified would not have a material adverse effect upon the Corporation or the ability of the Corporation to meet its obligations hereunder. The Corporation has no subsidiaries.

               Section III.2. Authorization, Etc. The Corporation has full power and authority to enter into and consummate the Transaction. The execution, delivery and performance of this Agreement, the issuance of the Investor Stock and all other agreements and transactions which are part of the Transaction have been duly authorized by the board of directors of the Corporation and no other corporate proceedings, including authorization by the stockholders of the Corporation, on its part are necessary to authorize this Agreement, the issuance of the Investor Stock or the Transaction. This Agreement constitutes a legal, valid


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and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

               Section III.3. Capitalization. (i) Set forth in Schedule 3.3 is a description of the indebtedness of the Corporation, outstanding as of the date hereof. (ii) Set forth in Schedule 3.3 is (A) a list of the shareholders of the Corporation and the number of shares of Common Stock held by each, (B) a description of the authorized capital stock of the Corporation, and (C) a description of all rights to acquire shares of capital stock of the Corporation, the terms thereof, and the persons holding such rights. The Corporation has reserved for issuance the total number of shares deliverable upon exercise of the warrants pursuant to the Warrant Agreement. The issuance of the Investor Stock has been duly and validly authorized and, when issued in accordance with the terms hereof, the Investor Stock will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

               Section III.4. No Violation. The execution, delivery and performance by the Corporation of this Agreement, and all other agreements which are part of the Transaction, and the fulfillment of and compliance with the respective terms hereof and thereof by the Corporation, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Corporation's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any authority pursuant to, the articles of incorporation, bylaws of the Corporation or any applicable regulation, order or contract to which the Corporation or its respective properties are subject.

               Section III.5. Binding Obligation. This Agreement constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether the enforcement is sought in equity or at law).

               Section III.6. Financial Statements. The Corporation has delivered to the Investor its audited financial statements for the year ended December 31, 1997. Attached hereto as Schedule 3.6 is the Corporation's unaudited balance sheet as at October 31, 1998 (the "Balance Sheet"). Also set forth in Schedule 3.6 is the unaudited statement of operations for the ten-month period ended October 31, 1998. Each of such financial statements was prepared in accordance with GAAP consistently applied, and fairly presents in all material respects the financial condition of the Corporation at the date thereof, and reflects the assets and liabilities of the Corporation as of the date hereof except as set forth in Schedule 3.6. Since October 31, 1998, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Corporation, except that the Corporation has continued to experience losses consistent with the results of previous months during 1998.

               Section III.7. Litigation. Except as set forth in Schedule 3.7 hereto, there is no action, suit, proceeding or investigation pending, or, to the best knowledge of the Corporation,


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threatened against the Corporation which might result in any adverse change in the business, operations, conditions, prospects, properties or assets of the Corporation or the ability of the Corporation to perform the Transaction. There is no judgment, order, writ, injunction, or decree outstanding against the Corporation.

               Section III.8. Ownership of Property, Liens. On and as of the date hereof, the Corporation is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets, real or personal, tangible, intangible or mixed, purported to be owned or leased, as the case may be, by the Corporation on the Balance Sheet and none of its properties and assets is subject to any Liens, except as set forth in Schedule 3.8. The Corporation conducts its business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others, and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Corporation.

               Section III.9. No Default. Except as set forth in Schedule 3.9 and except for the fact that certain accounts payable of the Corporation are past due, the Corporation is not in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected.

               Section III.10. No Burdensome Restrictions. There presently exists no condition, event or act under any contract, lease, agreement or other instrument to which the Corporation is a party or by which any of its property is bound or affected, and no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation to which the Corporation is subject, which could have a material adverse effect on the Corporation.

               Section III.11. Tax Matters. All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Corporation have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been or will be timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established. All state and local sales and use taxes required to be paid by the Corporation have been paid except to the extent where the failure to so pay would not have a material adverse effect. All federal and state returns have been filed by the Corporation for all periods for which returns were due with respect to employee tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

               Section III.12. Compliance with Law and Applicable Government Regulations. The Corporation is presently in material compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, and all other aspects of its business, with all applicable statutes, rules, regulations and orders, including, but


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not limited to, all regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety.

               Section III.13. ERISA and Related Matters; Benefit Plans; Obligations to Employees. Except as set forth in Schedule 3.13 hereto, neither the Corporation, nor any ERISA Affiliate of the Corporation, is a party to or participates in or has any liability or contingent liability with respect to:
(i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or (iii) any employment agreement not terminable on 30 days' or less written notice, without further liability. Any plan, arrangement or agreement required to be listed on Schedule 3.13 for which the Corporation or any ERISA Affiliate of the Corporation may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan". For purposes of this Section, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Corporation would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

               Section III.14. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the Transaction based on any arrangement or agreement binding upon the Corporation.

               Section III.15. Employment, Shareholders and Subscription Agreements. Except for the agreements described in Schedule 3.15, there are no
(i) employment agreements covering the management of the Corporation, (ii) collective bargaining agreements or other labor agreements covering any employees of the Corporation, (iii) agreements for managerial, consulting or similar services to which the Corporation is a party or by which it is bound or
(iv) agreements regarding the Corporation, its assets or operations or any investment therein to which any of its stockholders is a party or by which it is bound, including without limitation any stock option plan or stock appreciation right plan.

               Section III.16. Environmental Laws. The Corporation is not aware of, and the Corporation has not received any written notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order, agreement, litigation or settlement arising under or relating to Environmental Laws nor, to the Corporation's knowledge, are any of the foregoing threatened, with respect to or in connection with the Corporation or any properties now or previously owned, leased or operated by the Corporation. All uses by the Corporation of any now or previously owned, leased or operated property comply and at all times have complied with applicable Environmental Laws. The prior uses of all now or previously owned, leased or operated properties have at all times


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complied with applicable Environmental Laws. No property now or previously owned, leased or operated by the Corporation or any Subsidiary of the Corporation, no property to which any materials originating at or from the Corporation or any Subsidiary of the Corporation have been sent, and no property on which the Corporation or any Subsidiary or the Corporation has transported or arranged for the transportation of any material is listed or, to the Corporation's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of the Corporation, is any such property threatened to be placed on any such list. Other than in compliance with all applicable Environmental Laws, no Hazardous Materials are located on any properties now or previously owned, leased or operated by the Corporation or have been released into the environment, or deposited, discharged, placed or disposed of at, on, or under any of such properties. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatments processing or other handling of Hazardous Materials (other than processing or handling or generation of Hazardous Materials in compliance with all applicable Environmental Laws), nor is any such property affected by any Hazardous Materials Contamination.

               Section III.17. Full Disclosure. None of the information (financial or otherwise) furnished by or on behalf of the Corporation in connection with the consummation of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

               Section III.18. Employees. Schedule 3.18 sets forth a list of all officers, directors, employees and consultants of the Corporation earning more than $25,000 annually. The Corporation is in compliance with all Federal, state and local statutes, rules and regulations or orders affecting employment and employment practices of the Corporation, including terms and conditions of employment and wages and hours except for such circumstances, which, individually or in the aggregate, if enforced would not materially impair the ability of the Corporation to meet its obligations under the Transaction or conduct its business as presently conducted. Except as set forth in Schedule 3.18, the Corporation does not have any liability to any of its employees, officers or directors other than for the payment of salaries and director fees to be paid for current periods in the ordinary course of business except as reflected on the Balance Sheet.

               Section III.19. Contracts. The Corporation has delivered to the Investor true and complete copies of all the contracts and documents listed in the schedules to this Agreement. Set forth in Schedule 3.19 is a list of contracts to which the Corporation is a party which are not terminable by the Corporation without liability on less than 60 days notice.

               Section III.20. Intellectual Property.

               (a) Schedule 3.20(a). Set forth in Schedule 3.20(a) is a list of the Intellectual Property (as hereinafter defined) owned or used by the Corporation and material to its business, and there is no additional such Intellectual Property used in the business of the


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Corporation. All such Intellectual Property either is owned by the Corporation or used pursuant to a valid license which is not currently terminable due to any breach or noncompliance by the Corporation and which shall not be adversely affected by the transactions contemplated herein. Schedule 3.20(a) indicates which such Intellectual Property is owned by the Corporation and which of such Intellectual Property is covered by a license. None of the Corporation's rights in or to any such Intellectual Property shall be adversely affected by its execution or delivery of this Agreement or by the performance of its obligations hereunder.

               "Intellectual Property": means: (i) any and all domain names, trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered); registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (ii) any and all inventions, developments, improvements, discoveries, know how, concepts and ideas, whether patentable or not in any jurisdiction; (iii) any and all patents, revalidations, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations-in-part and extensions) and patent disclosures; (iv) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (v) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases); (vi) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (vii) any and all other intellectual property or proprietary rights; and (viii) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing.

               (b) Except as set forth in Schedule 3.20(b), the Corporation owns all right, title and interest in, or has the right to use, the Intellectual Property used in the conduct of its business, and there are no claims or causes of action arising out of or related to any infringement or misappropriation of any of the Intellectual Property. Except as set forth in Schedule 3.20(b), each employee of the Corporation and each independent contractor or outside consultant or other agent who has worked or is working for the Corporation and who has participated or is participating in the design or development of any Intellectual Property for, on behalf of or at the request of the Corporation, has assigned all of his/her/its right, title and interest in and to such Intellectual Property to the Corporation. Each such assignment agreement is in full force and effect and has not been in any respect breached, waived or modified.

               (c) No claims with respect to any Intellectual Property have been asserted or, to the Corporation's knowledge, threatened (i) against the Corporation, or (ii) to the Corporation's knowledge, against any other person based on its use of any of the Corporation's Intellectual Property. To the Corporation's knowledge, no use of any of the Corporation's Intellectual Property by any person (including the Corporation) constitutes an unauthorized use, infringement, misappropriation or other violation of the Intellectual Property of any other


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person. Without limiting the generality of the foregoing, no person ever employed or otherwise engaged by the Corporation has asserted or, to the Corporation's knowledge, threatened any claim against the Corporation relating to any Intellectual Property. All granted and issued patents, copyright registrations, and registered trademarks and service marks listed on Schedule 3.20(a) and all copyrights held by the Corporation are valid, enforceable and subsisting. To the knowledge of the Corporation, there has not been, nor is there presently, any unauthorized use, infringement, misappropriation or violation of any of its Intellectual Property by any person. To the Corporation's knowledge, except as set forth in Schedule 3.20(c), the Corporation has the full right to possess, use, copy, distribute, display, transfer and license all Intellectual Property used in the business of the Corporation.

               (d) Except as set forth in Schedule 3.20(d), no Intellectual Property of the Corporation is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof by the Corporation. Except as set forth in Schedule 3.20(d), the Corporation has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. The Corporation has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Corporation's Intellectual Property. The Corporation has the exclusive right to file, prosecute and maintain all applications and registrations with respect to its Intellectual Property.

               (e) Except as set forth in Schedule 3.20(e), to the knowledge of the Corporation, the Corporation has taken all reasonable and necessary steps to obtain, maintain, enforce and protect its Intellectual Property and its rights thereunder. The Corporation has paid all fees, annuities and all other payments which have heretofore become due to any governmental or regional authority with respect to the Corporation's Intellectual Property.

               (f) Except as set forth in Schedule 3.20(f), the Corporation has not transferred title in or to any copy of any computer program or software. No computer program or software has been supplied by the Corporation to any person.

               Section III.21. Customer Warranties. There are no pending, nor to the best knowledge of the Corporation, threatened, any claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date hereof by the Corporation which are not set forth in Schedule 3.21.

               Section III.22. Insurance. All of the insurance policies of the Corporation are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Schedule 3.22 hereto sets forth a complete and accurate summary of all policies, including name of insurer, the types and amounts of coverage. The Corporation has not breached or otherwise failed to perform in any material respects its obligations under any of such policies nor has the Corporation received any adverse notice or communication from any of the insurers party to the policies with respect to any such alleged breach or failure in connection with any of the policies. Except as set forth


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
in Schedule 3.22, all of such policies remain in full force and effect through 30 days after the date hereof. Except as set forth in Schedule 3.22, the Corporation has never been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which the Corporation has applied for any insurance policy or with which it has carried an insurance policy.

               Section III.23. Accounts Receivable; Inventories. The accounts receivable of the Corporation reflected in the Balance Sheet and such additional accounts receivable as are reflected on the books of the Corporation on the date hereof are good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices) or except as collected in the ordinary course after the date of the Balance Sheet. All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims. Except as set forth in Schedule 3.23 hereto, the Corporation is not aware of any material adverse conditions affecting the supply of materials available to the Corporation, and the consummation of the Transaction will not adversely affect any such supply.

               Section III.24. Accredited Investors. All issuances of securities by the Corporation have been in accordance with all applicable federal and state laws.


                                   ARTICLE IV

               Section IV.1. Restrictions on Transfer. The Investor shall not sell, transfer, assign, encumber or otherwise dispose of any interest (a "Transfer") in any shares of the Investor Stock except as permitted under the Stockholders Agreement.

               Section IV.2. Additional Restrictions on Transfer. The certificates representing the Investor Stock shall bear the legends set forth in the Stockholders Agreement.


                                    ARTICLE V

               Section V.1. Survival of Representations and Warranties. The representations and warranties shall survive the consummation of the Transaction. The representations and warranties in Sections III.2 and III.20 shall not terminate. All other representations and warranties shall terminate on the earlier to occur of (i) January 1, 2000 or (ii) the occurrence of a Qualified Public Offering as such term is defined in the Stockholders Agreement.


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               Section V.2. Indemnification of the Investor by the Corporation.
The Corporation shall reimburse, indemnify and hold harmless the Investor from, against and in respect of the following ("Claim(s)"): (i) any and all damage, loss, liability, claim or deficiency resulting from, or which exists or arises due to any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made in Article III hereof as long as such representations and warranties shall survive, or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made in any other agreement which is part of the Transaction; and (ii) any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) resulting from the circumstances described in clause (i) of this Section. The obligations of the Corporation under this Section V.2 shall terminate upon the consummation of a Qualified Public Offering as such term is defined in the Stockholders Agreement.


                                   ARTICLE VI

               Section VI.1. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

               "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to pollution or protection of human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

               "GAAP": United States generally accepted accounting principles, consistently applied.

               "Hazardous Materials" means (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

               "Hazardous Materials Contamination" means contamination which is subject to clean-up, remediation, removal, permitting or other regulation under any Environmental Law (a) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or (b) on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

               "Lien": any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

               "Transaction": the related set of transactions which dated as of the date of this Agreement between the Corporation and the Investor relating to the proposed purchase of shares of Common Stock and warrants by the Investor.

               "Transaction Closing": the closing of the Transaction.


                                   ARTICLE VII

               The parties further agree as follows:

               Section VII.1. Agreement to Defend. In the event any action, suit, proceeding or investigation which would prevent the consummation of the transactions contemplated hereby is commenced, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

               Section VII.2. Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as possible the Transaction contemplated by this Agreement, and to cooperate with each other in connection with the foregoing.

               Section VII.3. Technology License Agreement. Promptly after the Transaction, the parties agree to negotiate in good faith a Technology License Agreement to provide for the licensing of technology by either or both parties on an arms-length basis and for most favored nation status for each party.

               Section VII.4. Issuance of Additional Shares. In the event the parties learn after the closing that there are additional securities, options or warrants issued to third parties and outstanding as of the date of this Agreement which have not been taken into account in calculating the number of shares of Common Stock sold to Investor pursuant to this Agreement, the Corporation shall issue to Investor without charge additional shares of Common Stock so that Investor shall hold a number of shares which represent 19.9% of the issued and outstanding shares of the Corporation's Common Stock as of the date of this Agreement.

               Section VII.5. Deliveries After Closing. From time to time after the date hereof, at the Investor's request and without further consideration from the Investor, the Corporation shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Investor reasonably may require to convey, transfer to and vest in the Investor and to put the Investor in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

               Section VII.6. Public Announcements. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of both the Corporation and the Investor, which approval shall not be unreasonably withheld. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.


                                  ARTICLE VIII

               Section VIII.1. Notices. All notices, requests, other communications and distributions to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties.

               If to the Corporation:

                      FreeShop International, Inc.
                      95 South Jackson, Suite 300
                      Seattle, Washington  98104
                      Attn: Mr. Timothy C. Choate

               If to the Investor:

                      Fingerhut Companies, Inc.
                      4400 Baker Road
                      Minnetonka, MN  55343
                      Attn:  Michael P. Sherman, Esq.


Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified on the signature pages hereof and the appropriate answer back is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified on the signature pages hereof or when delivery at such address is refused.

               Section VIII.2. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of any other jurisdiction, but this


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
Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               Section VIII.3. Complete Agreement. This Agreement and the other agreements which are part of the Transaction embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               Section VIII.4. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

               Section VIII.5. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and the Investor and their respective successors and assigns.

               Section VIII.6. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree to acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

               Section VIII.7. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Washington and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

               Section VIII.8. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Corporation and the Investor.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                            FREESHOP INTERNATIONAL, INC.


                                            By /s/ TIM CHOATE
                                               ---------------------------------

                                            FINGERHUT COMPANIES, INC.


                                            By /s/ MICHAEL SHERMAN
                                               -------------------------------


                                      -15-